Exhibit 10.40

FIRST AMENDMENT

This First Amendment to Placement Agency Agreement (“Amendment”) is entered into as of the 8th day of May 2017, by and between Akoustis Technologies, Inc. (the “Company”) and Katalyst Securities LLC (“Katalyst”), (“Placement Agent”) and amends the Placement Agency Agreement dated December 8, 2016 (the “Agreement”).

The Parties to the Agreement hereby amend and restate in its entirety Paragraph 2(d) of the Agreement to read as follows:

Paragraph 2(d):

Provided that an Offering is consummated during the Offering Period, the Placement Agent shall be entitled to the Broker Cash Fee in the amount of Seven Percent (7%) of the gross proceeds raised and Brokers’ Warrants in the amount of Seven Percent (7%) of the number of Securities sold with respect to any subsequent public or private offering or other financing or capital raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided to the Company, or to any Company Affiliate (as defined below), by either (1) investors whom the Placement Agent had Introduced (as defined below), directly or indirectly, to the Company during the Offering Period if such Subsequent Financing is consummated at any time within the five (5) month period following the earlier of expiration or termination of this Agreement or the closing of the Offering, if an Offering is consummated, or (ii) investors whom the Placement Agent had Introduced, directly or indirectly, to the Company during the Offering Period and who actually participated in the Offering, if such Subsequent Financing is consummated at any time within the six (6) month period following the earlier of expiration or termination of this Agreement or the closing of the Offering (“Tail Investor”). A “Company Affiliate” shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity. “Introduced” shall mean that the Company was made known to an investor for the first time and such investor met with the Company and/or had a conversation with the Company either in person or via telephone regarding the Offering.

The Company hereby agrees to pay the Placement Agent the Broker Cash Fee within two (2) banking days of receipt of the gross proceeds the Company receives from any Tail Investor to the banking coordinates provided by the Placement Agent. Except as set forth above with respect to the reduction to Seven Percent (7%) in the amount of the Broker Cash Fee and Brokers’ Warrants, the Company will issue the Brokers’ Warrants in the form and same terms as set forth in Paragraph 2(b) of the Agreement, shall have a term of five-years, and contain cashless exercise provisions and piggyback registration rights, providing the Placement Agent with the right to purchase one share of the Company’s common stock per warrant with an exercise price equal to the offering price of the Subsequent Financing. The Company will issue the Brokers’ Warrants within ten (10) calendar days of receipt by the Company of the gross proceeds from the Tail Investor. The Brokers’ Warrant shall be issued by the Company to the Placement Agent in the name provided by the Placement Agent.

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This Amendment is hereby made part of and incorporated into the Agreement, with all the terms and conditions of the Agreement remaining in full force and effect, except to the extent modified hereby. This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

SIGNATURE PAGE TO FOLLOW

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IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties below effective as of the date first set forth above.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Jeffrey B. Shealy
Chief Executive Officer

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Michael A. Silverman
Managing Director

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